UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 16, 2025

INHIBRX BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-42031	99-0613523
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11025 N. Torrey Pines Road, Suite 140
La Jolla, CA 92037
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (858) 795-4220

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	INBX	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 7.01 Regulation FD Disclosure.
On December 16, 2025, Inhibrx Biosciences, Inc. (“Inhibrx”) issued a press release announcing (i) an update on the INBRX-106 Phase 2/3 clinical trial in combination with Keytruda® (pembrolizumab) as a first-line treatment for patients with locally advanced unresectable or metastatic head and neck squamous cell carcinoma (HNSCC) and the Phase 1/2 trial evaluating patients with checkpoint inhibitor refractory or relapsed non-small cell lung cancer (NSCLC) in combination with Keytruda and (ii) a brief progress update on the expansion cohorts investigating ozekibart in combination with FOLFIRI in late-line colorectal cancer and in combination with irinotecan and temozolomide in refractory Ewing sarcoma, as discussed in Item 8.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 8.01. Other Events.
On December 16, 2025, Inhibrx announced (i) an update on the INBRX-106 Phase 2/3 clinical trial in combination with Keytruda as a first-line treatment for patients with locally advanced unresectable or metastatic head and neck squamous cell carcinoma (HNSCC) and the Phase 1/2 trial evaluating patients with checkpoint inhibitor refractory or relapsed non-small cell lung cancer (NSCLC) in combination with Keytruda and (ii) a brief progress update on the expansion cohorts investigating ozekibart in combination with FOLFIRI in late-line colorectal cancer and in combination with irinotecan and temozolomide in refractory Ewing sarcoma.
INBRX-106
Inhibrx has recruited 46 of the 60 patients in the randomized Phase 2 portion of the Phase 2/3 clinical trial evaluating INBRX-106 in combination with Keytruda versus Keytruda as a first-line treatment for patients with unresectable or metastatic HNSCC. Inhibrx expects to complete enrollment in the Phase 2 portion of the trial during the first quarter of 2026. This trial is recruiting patients who have not received prior systemic therapy for unresectable or metastatic HNSCC and have tumor PD-L1 CPS expression equal to or greater than 20. Patients are randomized one to one to either INBRX-106 in combination with Keytruda or Keytruda. The primary endpoint of the Phase 2 portion of this trial is overall response rate, supported by secondary endpoints of duration of response, progression free survival and safety.
In November 2025, Inhibrx completed enrollment of the Phase 1/2 trial evaluating 34 patients in checkpoint inhibitor refractory or relapsed NSCLC in combination with Keytruda. Primary endpoints for this cohort are objective response rate, disease control rate, duration of response and safety.
The current datasets for both HNSCC and NSCLC lack sufficient maturity to support an interpretation and conclusion on the viability of this program. Inhibrx expects that in the second half of 2026, the data should be mature enough to inform whether INBRX-106, in combination with Keytruda, demonstrates superior efficacy and sustained clinical benefit relative to the current standard of care.
KEYTRUDA® is a registered trademark of Merck Sharp & Dohme Corp.
Ozekibart (INBRX-109)
In late October 2025, Inhibrx completed enrollment of 44 patients in the expansion cohort of the Phase 1/2 trial evaluating ozekibart in combination with FOLFIRI in heavily pretreated (third and fourth line) advanced or metastatic, unresectable colorectal cancer. As previously reported, ozekibart in combination with FOLFIRI was well tolerated, with durable responses and a high rate of disease control. The progression free survival data should be mature in the second quarter of 2026, and Inhibrx plans to provide an update at that time.
Inhibrx expects to complete enrollment in the Phase 1/2 trial of ozekibart in combination with irinotecan and temozolomide (IRI/TMZ) for advanced or metastatic, unresectable, relapsed, or refractory Ewing sarcoma in the second quarter of 2026. If the current response and duration trends observed continue, Inhibrx plans to meet with the FDA in the second half of 2026 to discuss an accelerated approval pathway for this indication.
Forward-Looking Statements
Inhibrx cautions you that statements contained in this report regarding matters that are not historical facts are forward-looking statements. These statements are based on Inhibrx’s current beliefs and expectations. These forward-looking statements include, but are not limited to, statements regarding: Inhibrx’s judgments and beliefs regarding the strength of Inhibrx’s pipeline;

statements regarding the safety and efficacy of its therapeutic candidates based on topline and interim results; the potential for its therapeutic candidates to be used for certain indications; the clinical development of its therapeutic candidates, including expected enrollment, data readouts, regulatory submissions and interactions, and the timing thereof; and any presumption that topline, interim or preliminary data will be representative of final data or data in later clinical trials. Actual results may differ from those set forth in this report due to the risks and uncertainties inherent in Inhibrx's business, including, without limitation, risks and uncertainties regarding: topline data may not accurately reflect the complete results of a particular study or trial and remain subject to audit, and final data may differ materially from topline data; the initiation, timing, progress and results of its preclinical studies and clinical trials, and its research and development programs; its ability to advance therapeutic candidates into, and successfully complete, clinical trials; its interpretation of topline, interim or preliminary data from its clinical trials, including interpretations regarding disease control and disease response; results from preclinical studies or early clinical trials not necessarily being predictive of future results; unexpected adverse side effects or inadequate efficacy of its therapeutic candidates that may limit their development, regulatory approval and/or commercialization; the potential for its programs and prospects to be negatively impacted by developments relating to its competitors, including the results of studies or regulatory determinations relating to its competitors; the timing or likelihood of regulatory filings and approvals and regulatory developments in the U.S. and foreign countries; the successful commercialization of its therapeutic candidates, if approved; an accelerated development or approval pathway may not be available for its therapeutic candidates and any such pathway may not lead to a faster development process; it may not realize the benefits associated with orphan drug designation, including that orphan drug exclusivity may not effectively protect a product from competition and that such exclusivity may not be maintained; the pricing, coverage and reimbursement of its therapeutic candidates, if approved; its ability to utilize its technology platform to generate and advance additional therapeutic candidates; and other risks described from time to time in the “Risk Factors” section of its filings with the U.S. Securities and Exchange Commission, including those described in its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and supplemented from time to time by its Current Reports on Form 8-K as filed from time to time. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report, and Inhibrx undertakes no obligation to update these statements to reflect events that occur or circumstances that exist after the date of this report. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Inhibrx Biosciences, Inc. on December 16, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2025
INHIBRX BIOSCIENCES, INC.

	By:	/s/ Kelly Deck
	Name:	Kelly Deck
	Title:	Chief Financial Officer